                                                                     EXHIBIT 4.6

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

THE SALE OF THESE SECURITIES HAS NOT BEEN QUALIFIED WITH ANY STATE SECURITIES AUTHORITIES. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

THIS WARRANT MAY NOT BE EXERCISED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS TO THE REASONABLE SATISFACTION OF THE COMPANY AND LEGAL COUNSEL FOR THE COMPANY.


                                                        Void after April 6, 2004

                        WAVESPLITTER TECHNOLOGIES, INC.


                            STOCK PURCHASE WARRANT

                            _______________________

     THIS CERTIFIES THAT, for value received, Mayfield Associates Fund IV and its registered assigns (hereinafter called the "Holder") is entitled to purchase from WaveSplitter Technologies, Inc. (the "Company"), at any time after the date specified in Section 1 hereof and ending at 5:00 p.m. Pacific Standard Time on the Expiration Date, as such term is defined in Section 1 hereof, the shares of the Company's Capital Stock determined by the schedule in Section 1 hereof.

     This Warrant is a "Warrant" referred to in that certain Loan Agreement dated April 6, 1999 between the Company and certain Investors (the "Loan Agreement"), and is subject to the terms of the Loan Agreement Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement.

     The Exercise Price per share of this warrant shall be (i) the price per share of the Equity Security issued in the Next Financing, as such term is defined in Section 4.1 of the Loan Agreement, if the Next Financing has occurred prior to June 30, 1999, or (ii) $2.725 per share if the Next Financing has not occurred prior to June 30, 1999. This Warrant may be exercised in whole or in part, at the option of the Holder and in accordance with the schedule in Section 1 hereof.

     1.   Term and Vesting Schedule. This Warrant shall be exercisable through
          -------------------------
April 6, 2004 (the "Expiration Date") according to the following schedule:

            (a)  Next Financing. If the Next Financing has occurred prior to
                 --------------
June 30,1999, then this Warrant shall be exercisable for the number of shares of the type of Equity Securities issued in the Next Financing equal to (i) fifteen percent (15%) of the principal amount set forth opposite such

Investor's name on Exhibit A to the Loan Agreement, divided by (ii) the Exercise
                   ---------
Price.

          (b)  No Next Financing. If the Next Financing has not occurred prior
               -----------------
to June 30, 1999, then this Warrant shall be exercisable for that number of shares of Common Stock equal to (i) fifteen percent (15%) of the principal amount set forth opposite such Investor's name on Exhibit A to the Loan
                                                  ---------
Agreement, divided by (B) $2.725.

          (c) The shares of capital stock that become exercisable pursuant to the terms of the Loan Agreement and this Warrant are hereinafter referred to as the "Warrant Shares".

     2.   Method of Exercise: Payment: Issuance of New Warrant. Subject to
          ----------------------------------------------------
Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, by:

          2.1 the surrender of this Warrant (with the notice of exercise form attached hereto as Attachment A and the Investment Representation Statement attached hereto as Attachment B duly executed) at the principal office of the Company; and

          2.2 the payment to the Company, by check or wire, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Warrant Shares then being purchased.

          If this Warrant should be exercised in part only, the Company shall,
                                                                        -----
upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and such notice of exercise, together with, if applicable, the aggregate Warrant Price, at such office, or by the stock transfer agent or warrant agent of the Company at its office, the Holder shall be deemed to be the holder of record of the applicable Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

          2.3  Net Exercise. In addition to and without limiting the rights of
               ------------
the Holder under the terms of this Warrant, the Holder may elect to convert this Warrant or any portion thereof (the "Conversion Right") into Warrant Shares, the aggregate value of which Warrant Shares shall be equal to the value of this Warrant or the portion thereof being converted. The Conversion Right may be exercised by the Holder by surrender of this Warrant at the principal office of the Company together with notice of the Holder's intention to exercise the Conversion Right, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:


                    X   Y(A-B)
                       --------
                    =     A

     Where:

               X - The number of Warrant Shares to be issued to the holder upon exercise of Conversion Right.

               Y -  The number of Warrant Shares issuable under this Warrant.

                 A - The fair market value of one Warrant Share, as determined in good faith by the board of directors of the Company, as at the time the Conversion Right is exercised pursuant to this Section 2.

                 B - Exercise Price (as adjusted to the date of such calculations).

     3.   Stock Fully Paid: Reservation of Warrant Shares. All shares of stock
          -----------------------------------------------
which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its stock to provide for the exercise of the rights represented by this Warrant. In the event that there is an insufficient number of Warrant Shares reserved for issuance pursuant to the exercise of this Warrant, the Company will take appropriate action to authorize an increase in the capital stock to allow for such issuance or similar issuance acceptable to the Holder.

     4.   Adjustment of Warrant Price and Number of Warrant Shares. The number
          --------------------------------------------------------
and kind of Warrant Shares purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            4.1  Reclassification: Merger. In case of any reclassification or
                 ------------------------
change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization, or any transaction in which in excess of 50% of the Company's voting power is transferred, or any sale of all or substantially all of the assets of the Company (a Merger Transaction"), the Company shall, as condition precedent to such transaction, execute a new Warrant or cause such successor or purchasing corporation, as the case may be, to execute a new Warrant, providing that the Holder shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or acquisition by a holder of one share of stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4.1 shall similarly apply to successive reclassifications, changes, mergers, and acquisitions.

            4.2  Subdivision or Combination of Warrant Shares. If the Company at
                 --------------------------------------------
any time while this Warrant remains outstanding and unexpired shall subdivide or combine its stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

            4.3  Stock Dividends. If the Company at any time while this Warrant
                 ---------------
is outstanding and unexpired shall pay a dividend with respect to stock payable in, or make any other distribution with respect to stock (except any distribution specifically provided for in the foregoing Sections 4.1 and 4.2) of, stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of stock outstanding immediately after such dividend or distribution.

            4.4  Adjustment of Number of Warrant Shares. Upon each adjustment in
                 --------------------------------------
the Warrant Price, the number of shares of stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

            4.5  Acceleration upon IPO or Merger Transaction. Notwithstanding
                 -------------------------------------------
the provisions of Section 4.1 above, in the event of the consummation of a sale by the Company of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), which results in aggregate gross cash proceeds to the corporation in excess of $15,000,000 and a public offering price (prior to underwriting discounts, commissions, or expenses) of not less than $7.50 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) (herein, a "Qualified IPO"), or a merger Transaction, the Company may, at its discretion, provide written notice of such transaction not less than twenty (20) days prior thereto to the registered holder of the Warrant giving notice of the impending transaction and of the Company's election to have the Warrant expire upon the closing of such transaction, in which event, notwithstanding any other provisions of this Warrant, any portion of this Warrant that remains unexercised as of the time and date of such closing shall expire.

     5.   Fractional Warrant Shares. No fractional Warrant Shares will be issued
          -------------------------
in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

     6.   Compliance with Securities Act: Non-transferability of Warrant:
          ---------------------------------------------------------------
          Disposition of Shares of Stock.
          ------------------------------

            6.1  Compliance with Securities Act. The Holder, by acceptance
                 ------------------------------
hereof, agrees that this Warrant and the Warrant Shares are being acquired for investment and that he will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares except under circumstances which will not result in a violation of the Act. Upon exercise of this Warrant, the Holder hereof shall confirm in writing, in a form of Attachment B, that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale. In addition, the Holder shall provide such additional information regarding such Holder's financial and investment background as the Company may reasonably request. This Warrant and all Warrant Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN

     CONSENT OF THE COMPANY AND WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

          6.2  Transferability of Warrant. This Warrant may not be transferred
               --------------------------
or assigned in whole or in part without (i) the prior written consent of the Company and (ii) compliance with applicable federal and state securities laws; provided, however, that the Warrant may be transferred without the prior written
--------  -------
consent of the Company in the following transactions:

          A transfer of the Warrant in whole by a Holder who is a natural person during such Holder's lifetime or on death by will or intestacy to such Holder's immediate family or to any custodian or trustee for the account of such Holder or such Holder's immediate family. "Immediate family" as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the Holder.

          A transfer of the Warrant in whole to the Company or to any shareholder of the Company.

          A transfer of the Warrant in whole or in part to a person who, at the lime of such transfer, is or is an affiliate of an officer or director of the Company.

          A transfer of the Warrant in whole pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate shareholder or pursuant to a sale of all or substantially all of the stock or assets of a corporate shareholder.

          A transfer of the Warrant in whole to a parent, subsidiary or affiliate of a Holder.

          A transfer of the Warrant in whole by a Holder which is a limited or general partnership to any of its partners or former partners.

          6.3  Disposition of Warrant Shares. Upon exercise of the Warrant
               -----------------------------
Shares, the Holder will be entitled to any registration rights granted the other holders of securities issued in the Next Financing. With respect to any offer, sale or other disposition of any Warrant Shares prior to registration of such shares, the Holder and each subsequent Holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of such Warrant Shares and indicating whether or not under the Act certificates for such shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with the Act; provided, however, that no such opinion of counsel or no action letter shall be necessary for a transfer without consideration by a Holder which is a partnership to a partner of such partnership, so long as such transfer is made pursuant to the terms of the partnership agreement, or to the transfer by gift, will or intestate succession by the Holder to his or her spouse or lineal descendants or ancestors or any trust for the benefit of any of the foregoing if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he/she were an original Holder hereunder. Notwithstanding the foregoing, such Warrant Shares may be offered, sold or otherwise disposed of in accordance with Rule 144.

     7.   Rights of Shareholders. No Holder of this Warrant shall be entitled to
          ----------------------
vote or receive dividends or be deemed the holder of stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant has been exercised and the Warrant Shares shall have become deliverable, as provided herein.

     8.   Governing Law. The terms and conditions of this Warrant shall be
          -------------
governed by and construed in accordance with California law.

     9.   Miscellaneous. The headings in this Warrant are for purposes of
          -------------
convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company and the registered Holder. All notices and other communications from the Company to the Holder shall be delivered by hand or mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the Holder.


                               WAVESPLITTER TECHNOLOGIES, INC.



                            By: /s/ Bruce Pollock
                                -----------------------------------------
                                Bruce Pollock, Chief Financial Officer

                                 ATTACHMENT A

                              NOTICE OF EXERCISE
                              ------------------

TO: WaveSplitter Technologies, Inc.

     1. The undersigned hereby elects to purchase _______ shares of _________ stock of WaveSplitter Technologies, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

     1. The undersigned hereby elects to convert the attached Warrant into Warrant Shares in the manner specified in Section 2.3 of the Warrant. This conversion is exercised with respect to _______________________ of the Shares covered by the Warrant

     [Strike paragraph above that does not apply.]

     2. Please issue a certificate or certificates representing said shares of stock in the name of the undersigned or in such other name as is specified below:

                    Name: _____________________________


                    Address: ____________________________
                             ____________________________
                             ____________________________

     3. The undersigned represents that the aforesaid shares of stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Attachment B.



                              _________________________________________
                              WARRANTHOLDER

                              By: _____________________________________

                              Title: __________________________________

    Date: ________________

                                 ATTACHMENT B

                      INVESTMENT REPRESENTATION STATEMENT
                      -----------------------------------

PURCHASER :

COMPANY   :    WAVESPLITTER TECHNOLOGIES, INC.

SECURITY  :

AMOUNT    :

DATE      :

In connection with the purchase of the above-listed securities and underlying stock (the "Securities"), I, the Purchaser, represent to the Company the following:

     (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

     (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

     (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

     (d) I am aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

     (e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale.

     (f) I further understand that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.



                                          _____________________________
                                          WARRANTHOLDER


                                          _____________________________
                                                  (signature)


                                          _____________________________
                                                   (title)


                                          Date:_______________, _____